UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2010

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Mortgage Guaranty Insurance Corporation ("MGIC") is the principal mortgage insurance subsidiary of MGIC Investment Corporation ("Investment"). For some time, we have been working to implement a plan to write new mortgage insurance in MGIC Indemnity Corporation ("MIC"), a wholly owned subsidiary of MGIC. This plan is driven by our belief that in the future MGIC will not meet minimum regulatory capital requirements to write new business and may not be able to obtain appropriate waivers of these requirements in all jurisdictions in which they are present. In addition to Wisconsin, these minimum capital requirements are present in 16 jurisdictions while the remaining jurisdictions in which MGIC does business do not have specific capital requirements applicable to mortgage insurers.

On October 14, 2009, we, MGIC and MIC entered into an agreement (the "Fannie Mae Agreement") with Fannie Mae under which Fannie Mae approved MIC as an eligible mortgage insurer through December 31, 2011 subject to the terms of the Fannie Mae Agreement. Except as specifically noted therein, the Fannie Mae Agreement is in addition to, and does not replace Fannie Mae’s other rules and regulations applicable to mortgage insurers. The Fannie Mae Agreement, including certain restrictions imposed on us, MGIC and MIC, was included as an exhibit to, our Form 8-K filed with the Securities and Exchange Commission on October 16, 2009.

On December 2, 2009, the OCI issued an order waiving, until December 31, 2011, the requirement that MGIC maintain a specific level of minimum policyholders position to write new business. The waiver may be modified, terminated or extended by the OCI in its sole discretion. The OCI’s order waiving the specific level of minimum regulatory capital, which contains further information about the OCI’s actions, was contained in the Form 8-K Report filed with the Securities and Exchange Commission on December 3, 2009.

On February 11, 2010, Freddie Mac notified MGIC that it may utilize MIC to write new business in states in which MGIC does not meet minimum regulatory capital requirements to write new business and does not obtain appropriate waivers of those requirements. The conditional approval to use MIC as a "Limited Insurer" will expire December 31, 2012 and includes the following terms:

1. MIC may write business only in those states where MGIC does not meet the minimum capital requirements and does not obtain a waiver or modification of the requirements.

2. MGIC must continue to pursue and to take all reasonable actions to obtain a waiver or modification of applicable regulatory capital requirements in each state that continues to impose those requirements on MGIC where such requirements prevent MGIC from writing new business in the state.

3. While MIC is writing new business as a Limited Insurer, MIC may not exceed a risk-to-capital ratio of 25:1. MGIC may not contribute capital to MIC in excess of the $200 million previously contributed by MGIC to MIC, unless the additional contribution is specifically approved by Freddie Mac in writing.

4. Prior to the expiration of the conditional approval of MIC as a Limited Insurer, neither MGIC nor MIC may declare, pay or otherwise make any provision for the payment of any dividend, return of capital, capital distribution, or any other such arrangement, without Freddie Mac’s specific written approval. However, Freddie Mac’s approval is not required for: (i) dividend payments to Investment which do not exceed in the aggregate $100 million and which are made to pay off, or to purchase prior to maturity, existing debt obligations of Investment; or (ii) dividends or distributions as reasonably necessary in the ordinary course of business to comply with regulatory reinsurance requirements.

5. Expenses paid by MIC to MGIC may not exceed the expenses incurred by MGIC for management and administrative services performed by MGIC for MIC and allocated to MIC in accordance with established statutory accounting standards and procedures for determining an allocation between affiliated entities.

6. MGIC must obtain and furnish Freddie Mac with state approvals required for MIC before MIC issues any insurance policy, certificate or commitment of insurance.

7. MIC must cease issuing commitments of insurance in any state where MGIC becomes eligible to resume writing new business within 60 days after the date that MGIC may again write new business in such state. If permitted by the applicable regulatory authorities, MGIC must either subsume the risk written in that state and repatriate the capital supporting that risk, or enter into a 100% quota share reinsurance transaction with MIC by the end of the quarter following the quarter in which MGIC again became eligible to write business in the state. MGIC and MIC will use their best reasonable efforts to obtain any regulatory approvals required in order to effect such risk transfer or reinsurance transaction in each state where approval is required.

8. If permitted by the applicable regulatory authorities, once MGIC has maintained the applicable minimum regulatory capital required in a state for three consecutive quarters, all risk of MIC written in such state must be subsumed by and capital supporting that risk repatriated to MGIC by the end of the following quarter. MGIC and MIC will use their best reasonable efforts to obtain any regulatory approvals required in order to effect such risk transfer transactions in each state where approval is required.

9. No amendments, modifications or changes to existing reinsurance agreements among affiliates will be made by MGIC or MIC prior to the expiration of the conditional approval of MIC as a Limited Insurer without the prior approval of Freddie Mac, except that prior approval is not be required for any amendment, modification or change required by applicable law, regulation or order.

10. In the event that either MGIC or MIC becomes subject to an adverse action by Freddie Mac, both MGIC and MIC will be subject to the same adverse action, in Freddie Mac’s discretion.

11. Except as provided in the conditional approval terms and conditions or as otherwise approved by Freddie Mac, both MGIC and MIC must comply with Freddie Mac’s Private Mortgage Insurer Eligibility Requirements.

12. Freddie Mac may modify the terms and conditions of the conditional approval at any time without notice and may withdraw the approval notification letter and any approvals granted therein at any time in its sole discretion.

Safe Harbor Statement
Forward Looking Statements and Risk Factors:

Statements regarding our plans to use MIC to write new business are forward looking statements and could be affected by the risk factor below and the other risk factors filed with our periodic reports to the Securities and Exchange Commission. These risk factors should be reviewed in connection with this Form 8-K and our periodic reports to the Securities and Exchange Commission. These risk factors may also cause future events to differ materially from the forward looking statements that we may make. Forward looking statements consist of statements which relate to matters other than historical fact, including matters that inherently refer to future events. Among others, statements that include words such as we "believe", "anticipate" or "expect", words such as we or another party "will" or words of similar import, are forward looking statements. We are not undertaking any obligation to update any forward looking statements or other statements we may make even though these statements may be affected by events or circumstances occurring after the forward looking statements or other statements were made. No investor should rely on the fact that such statements are current at any time other than the time at which this Form 8-K was filed with the Securities and Exchange Commission.

While our plan to write new insurance in MGIC Indemnity Corporation ("MIC") is moving forward, we cannot guarantee that even if it is implemented it will allow us to continue to write new insurance in the future.

For some time, we have been working to implement a plan to write new mortgage insurance in MIC, which is driven by our belief that in the future MGIC will not meet minimum regulatory capital requirements to write new business and may not be able to obtain appropriate waivers of these requirements in all jurisdictions in which they are present. Absent the waiver granted by the Office of the Commissioner of Insurance for the State of Wisconsin ("OCI") referred to below, a failure to meet Wisconsin’s minimum capital requirements would have prevented MGIC from writing new business anywhere. Also, absent a waiver in a particular jurisdiction, failure of MGIC to meet minimum capital requirements of that jurisdiction would prevent MGIC from writing business there. In addition to Wisconsin, these minimum capital requirements are present in 16 jurisdictions while the remaining jurisdictions in which MGIC does business do not have specific capital requirements applicable to mortgage insurers. Before MIC can begin writing new business, the OCI must specifically authorize MIC to do so and MIC must obtain or update licenses in the jurisdictions where it will transact business. In addition, as a practical matter, MIC’s ability to write mortgage insurance depends on being approved as an eligible mortgage insurer by Fannie Mae and/or Freddie Mac (together, the "GSEs").

On October 14, 2009, we, MGIC and MIC entered into an agreement (the "Fannie Mae Agreement") with Fannie Mae under which MGIC agreed to contribute $200 million to MIC and Fannie Mae approved MIC as an eligible mortgage insurer through December 31, 2011 subject to the terms of the Fannie Mae Agreement. The contribution to MIC was made on October 21, 2009. Under the Fannie Mae Agreement, MIC will be eligible to write mortgage insurance only if the OCI grants MGIC a waiver from Wisconsin’s minimum capital requirements to write new business and only in those 16 other jurisdictions in which MGIC cannot write new insurance due to MGIC’s failure to meet regulatory capital requirements applicable to mortgage insurers and if MGIC fails to obtain relief from those requirements or a specified waiver of them. On December 2, 2009, the OCI issued an order waiving, until December 31, 2011, the requirement that MGIC maintain a specific level of minimum policyholders position to write new business. The waiver may be modified, terminated or extended by the OCI in its sole discretion. MGIC has applied for waivers in all jurisdictions that have the regulatory capital requirements. Some jurisdictions have denied the request because a waiver is not authorized under the jurisdictions’ statutes or regulations and others may deny the request on other grounds. The Fannie Mae Agreement, including certain restrictions imposed on us, MGIC and MIC, is summarized more fully in, and included as an exhibit to, our Form 8-K filed with the Securities and Exchange Commission on October 16, 2009.

On February 11, 2010, MGIC received the notification from Freddie Mac described above in this Form 8-K.

In July 2009, the OCI approved a transaction under which MGIC would have contributed more than $200 million to MIC and MIC would have written mortgage insurance in all jurisdictions in place of MGIC. On December 2, 2009, the OCI approved a change to this transaction under which MIC will be eligible to write new mortgage guaranty insurance policies only in jurisdictions where MGIC does not meet minimum capital requirements similar to those waived by the OCI and does not obtain a waiver of those requirements from that jurisdiction’s regulatory authority. The OCI must still specifically authorize MIC to begin writing new business before MIC can do so. There can be no assurance that we will be able to obtain, in a timely fashion or at all, the approval from OCI necessary for MIC to write new insurance in any jurisdiction. Similarly, there can be no assurances that MIC will receive the necessary approvals from any or all of the jurisdictions in which MGIC would be prohibited from doing so due to MGIC’s failure to meet applicable regulatory capital requirements.

Under the Fannie Mae Agreement, MIC has been approved as an eligible mortgage insurer by Fannie Mae only though December 31, 2011 and the notification from Freddie Mac notified us that MIC has been approved by Freddie Mac as a "Limited Insurer" only though December 31, 2012. Whether MIC will continue as an eligible mortgage insurer after that date will be determined by GSEs’ mortgage insurer eligibility requirements then in effect. Further, under the Fannie Mae Agreement and the notification from Freddie Mac, MGIC cannot capitalize MIC with more than a $200 million contribution without prior approval from the GSEs, which limits the amount of business MIC can write. We believe that the amount of capital that MGIC has contributed to MIC will be sufficient to write business for the term of the Fannie Mae Agreement in the jurisdictions in which MIC is eligible to do so. Depending on the level of losses that MGIC experiences in the future, however, it is possible that regulatory action by one or more jurisdictions, including those that do not have specific regulatory capital requirements applicable to mortgage insurers, may prevent MGIC from continuing to write new insurance in some or all of the jurisdictions in which MIC is not eligible to write business.

A failure to meet the specific minimum regulatory capital requirements to insure new business does not mean that MGIC does not have sufficient resources to pay claims on its insurance. Even in scenarios in which losses materially exceed those that would result in not meeting such requirements, we believe that we have claims paying resources at MGIC that exceed our claim obligations on our insurance in force. Our estimates of our claims paying resources and claim obligations are based on various assumptions, including our anticipated rescission activity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: February 15, 2010	By:	\s\ Timothy J. Mattke

Timothy J. Mattke Vice President and Controller